                                                                   EXHIBIT 10.33

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "Agreement") is made and entered into as of the 23rd day of February 1996, by and between net.Genesis Corp. ("net.Genesis"), a Delaware corporation and Object Design, Inc., a Delaware corporation ("Object Design").

     WHEREAS, net.Genesis has developed and is the sole owner of the source code to the database module within net.Form, as described in greater detail on Exhibit A attached hereto (the Transferred Technology").

     WHEREAS, consistent with the intent and understanding of the parties, net.Genesis desired to document in writing its transfer to Object Design of a non-exclusive license in and to the Transferred Technology upon the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the foregoing premises and the covenants and promises set forth below, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.0.  Definitions

         (a) "Derivative Work" shall have the meaning given in the Copyright Act, namely, a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed or adapted and that if prepared without the authorization of the owner of the preexisting work would constitute copyright infringement or other infringement of the proprietary rights of the owner therein.

         (b) "Distributor" shall mean any commercial entity, including a dealer, distributor, value added reseller, original equipment manufacturer, to which Object Design may transfer, license or otherwise distribute Derivative Works hereunder.

         (c) "Transferred Technology" shall mean the source code to the database module within net.Form, as described in greater detail on Exhibit A attached hereto. Transferred Technology shall include documentation.

         2.1 License. Subject to the provisions of this Agreement, and on the basis of the representations, warranties and covenants herein set forth, Object Design shall license from net.Genesis, and net.Genesis hereby grants and assigns the following perpetual, irrevocable, non-exclusive, world-wide licenses to Object Design in the Transferred Technology, including, without limitation, all source code information for the Transferred Technology, for a one time cash payment to net.Gensis of $81,250 (the "Purchase Price"):

         (a) to copy the Transferred Technology for development and backup purposes;

         (b) to use and modify the Transferred Technology to develop Derivative

Works;

         (c) to use, reproduce, execute, maintain, demonstrate, distribute and sublicense Derivative Works to third parties by itself and through Distributors;

         (d) to affix Object Design's trademarks to Derivative Works;

         (e) to deposit the Transferred Technology and the source code for the Derivative Works, when required, pursuant to source code escrow agreements, provided that under the terms of such agreements the Transferred Technology shall be afforded the same protection as Object Design's software in source form;

         2.2. Subsidiaries. The rights and obligations of Object Design under this Agreement shall apply to any Subsidiary of Object Design, provided that such Subsidiary is bound by the terms of this Agreement and Object Design remains directly responsible for each Subsidiary's obligations hereunder.

         2.3. Included Patent and Trademark License. The License includes the perpetual, worldwide, royalty-free, irrevocable, and non-exclusive right and license under all patents owned or licensed by net.Genesis at any time during the term of this Agreement to the extent necessary to exercise any right and license granted under this Agreement; provided, however, that in the event of the termination of this Agreement, Object Design's copyrights and the proprietary rights in Derivative Works shall be limited to that incremental part of the Derivative Work which does not include the Transferred Technology.

         2.4 Derivative Works. Net.Genesis acknowledges that Object Design shall own all copyrights and other proprietary rights in Derivative Works prepared by Object Design pursuant to this Agreement.

         2.5 Object Design Determination of Marketing and Pricing. Object Design shall retain full discretion with respect to all decisions relating to distribution and marketing of the Derivative Works, including the determination to introduce or withdraw a Derivative Work, and the terms, conditions, and pricing of the Derivative Works. Object Design shall have no obligation to promote the Derivative Works or to continue any such promotion once commenced. It is expressly acknowledged that Object Design may elect to introduce, distribute, promote, and support a product competitive with the Transferred Technology if Object Design in its discretion so elects.

         3. Purchase Price. The Purchase Price represents Object Design's entire obligation for payment with respect to the rights and licenses granted by net.Genesis hereunder. The Purchase Price shall be paid from Object Design to net.Genesis by wire transfer, cashier's check or in other immediately available funds and shall be payable immediately upon delivery of the Transferred Technology to Object Design.

         4. License Rights Retained by net.Genesis. Net.Genesis shall retain all original ownership rights in and to the Transferred Technology to use, maintain, modify, and create derivative works of the Transferred Technology.

         a. Right to Sublicense. Net.Genesis shall retain the exclusive, perpetual, royalty-free, worldwide right to sublicense unaffiliated third parties to use, maintain, modify, create derivative works from, and further sublicense the Transferred Technology on such terms and for such purposes (which may exceed the scope of the license granted to Object Design hereunder) as net.Genesis may determine; and

         b. Marking. Object Design shall properly indicate net.Genesis's copyright on all copies of the Transferred Technology.

         5. Representations and Warranties of net.Genesis. Net.Genesis hereby represents and warrants as follows:

         a. Net.Genesis is a duly organized and validly existing corporation organized under the laws of the State of Delaware. Net.Genesis' execution and delivery of the Agreement has been duly and validly authorized, and all necessary action has been taken to make this Agreement, and this Agreement is, a legal, valid and binding obligation of net.Genesis enforceable against net.Genesis in accordance with its terms.

         b. Net.Genesis is (excluding the transfer of rights provided in this Agreement) the sole owner of all right, title and interest (including, without limitation copyrights) in and to the Transferred Technology free and clear of all security interests, liens, pledges, charges, options, claims, restrictions or encumbrances. Net.Genesis has taken all reasonable measures to protect the proprietary nature of the Transferred Technology.

         Except as provided herein, the Transferred Technology is being delivered to Object Design on an "as is" basis, and Object Design hereby acknowledges that net.Genesis has made no written or oral representations, warranties or guarantees regarding the Transferred Technology's usefulness or functionality.

         6. Covenants of Object Design. Object Design hereby covenants that:

         (a) it shall not at any time sell the Transferred Technology except as a component of its own products as provided in this Agreement; and

         (b) it shall at no time disclose any Confidential and Proprietary Information (as defined herein) to any third party without the prior written consent of net.Genesis, except (i) for disclosure to those of its personnel and contractors who have a substantial need to know the specific information in question, and (ii) pursuant to Section 2.1(e), in connection with Object Design's exercise of its rights or performance of its obligations under this Agreement. All such personnel will be instructed by Object Design that the Confidential and Proprietary Information is subject to the obligation of confidence set forth by this Agreement.

         (c) Nothing in this Agreement shall be construed as prohibiting or restricting either party from independently developing or acquiring and marketing materials or programs that are competitive with the Transferred Technology, provided that such development or acquisition is accomplished without violating the covenants set forth in this Section 6.

         7. Confidentiality.

         (a) The Parties acknowledge that for so long as the Transferred Technology meets the requirements set forth in 7(b) below, the Transferred Technology will be deemed Confidential and Proprietary Information whose use and disclosure is restricted by Section 6.

         (b) As used herein, the Confidential and Proprietary Information means information that:

         (i) is disclosed in writing or other tangible form by net.Genesis to Object Design (or, if disclosure is made orally, is reduced to or summarized in such a writing or other tangible form within thirty days after such oral disclosure) and is designated in such writing or tangible form as proprietary in a writing by or on behalf of net.Genesis; and

         (ii) is not (a) part of the public domain through no act or omission of the receiving party; or (b) in the receiving party's lawful possession prior to the disclosure; or (c) lawfully disclosed to the receiving party by a third party without restriction on disclosure; or (d) independently developed by the receiving party; and

         (iii) affords the possessor of such information a commercial or business advantage over others who do not have such information.

         (c) Notwithstanding the foregoing, and subject only to net.Genesis' copyrights and patents, if any, Object Design shall be free to use any ideas, concepts, know-how, techniques and the like which Object Design may acquire as the result of exposure to the Transferred Technology of net.Genesis so long as Object Design does not violate its obligations under Section 6.

         8. Specific Performance; Other Rights and Remedies. The parties hereto recognize that certain rights granted under this Agreement (including, without limitation, the rights of net.Genesis arising under Section 6 of this Agreement) are unique and that monetary damages may not be adequate compensation for any loss incurred by reason of a breach of such provisions. Accordingly, the parties agree that, in addition to such other remedies as may be available to it under this Agreement, each shall have the right to seek injunctive relief and specific performance to the extent permitted by law.

         9. Expenses. Each party shall pay its own expenses incident to the negotiation, preparation, performance and enforcement of this Agreement (including all fees and expenses of its counsel, accountants and other consultants, advisors and representatives for all activities of such persons undertaken pursuant to this Agreement), whether or not the transactions contemplated hereby are consummated.

         10. Notices and Communications. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (i) mailed by first-class or express mail, postage prepaid, or (ii) personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered

         a. if to net.Genesis, at 68 Rogers Street, Cambridge, Massachusetts 02139, Attention: Rajat Bhargava, President, Telephone (617) 577- 9800 (with a copy to Sullivan & Worcester, One Post Office Square, Boston, Massachusetts 02109, Attention: Joseph G. Hadzima, Esq.), or at any other address designated by net.Genesis in writing to Object Design; and

         b. if to Object Design, at 25 Mall Road, Burlington, Massachusetts 01803, Attention: Chief Financial Officer, Telephone (617) 674- 5000, or at any other address designated by Object Design in writing to net.Genesis.

         11. Miscellaneous. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to its principles of choice of laws. This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements. No waiver of any of the provisions hereof shall be binding on either party unless in writing and signed by both parties. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, any such provision shall be deemed to extend only to the maximum permitted by law, and the remainder of this Agreement shall remain valid and enforceable according to its terms. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above-written.

NET.GENESIS CORP.                             OBJECT DESIGN INC.



By:                                           By:
         ------------------------                      ---------------------
         Rajat Bhargava                                Justin Perreault
         President                                     Chief Operating Officer

                                    EXHIBIT A

Transferred Technology is defined as the following net.Form source files and related net.Form documentation:

         Makefile
         common.h
         defs.cpp
         htx.cpp
         htx.h
         htx.l
         htx.tab.c
         htx.tab.h
         htx.y
         lex.yy.c
         main.cpp
         parsefrm.cpp
         util.cpp
         util.h
         variable.cpp
         variable.h
         wdg.cpp
         wdg.h